UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 1, 2005



                               NUTRITION 21, INC.

             (Exact name of registrant as specified in its charter)

    ----------------------------------------- ------------------------------------- --------------------------------
                    New York                                0-14983                           11-2653613
    ----------------------------------------- ------------------------------------- --------------------------------
        (State or Other Jurisdiction of       (Commission file Number)                      (IRS Employer
                 Incorporation)                                                           Identification No.)
    ----------------------------------------- ------------------------------------- --------------------------------

    4 Manhattanville Road, Purchase, New York                                                    10577
     (Address of Principal Executive Offices)                                                  (Zip Code)


Registrant's telephone number, including area code: (914) 701-4500


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 1, 2005, Nutrition 21, Inc. issued a press release announcing its financial results for the fiscal quarter ended September 30, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c) The following items are filed as exhibits to this report:

99.1 Press release, dated November 1, 2005, issued by Nutrition 21, Inc.

             Nutrition 21 Reports First Quarter Fiscal 2006 Results

            Recent FDA Ruling Confirms Safety of Chromium Picolinate, Paving the Way for Expanded Marketing and Distribution Agreements

PURCHASE, N.Y., November 1, 2005 -Nutrition 21, Inc. (NASDAQ: NXXI), the leading developer and marketer of chromium-based nutritional supplements, today reported financial results for the first fiscal quarter ended September 30, 2005.

      Total revenues for the quarter increased 31% to $3.60 million as compared to $2.74 million for the same quarter in fiscal 2005 Gross profit was $3.0 million, a 41% increase over the first quarter of fiscal 2005. Operating loss for the first quarter of fiscal 2006 was $0.8 million, an improvement of $0.4 million when compared to an operating loss of $1.2 million for the same period a year ago. Net loss for the quarter was $1.1 million or ($0.03) per diluted share compared to a net loss of $1.2 million or ($0.03) per diluted share for the same period last year. At September 30, 2005, the Company reported cash, cash equivalents and short-term investments of $7.8 million compared to $8.7 million at June 30, 2005.

      "We are pleased with the 31% increase in first quarter revenue, as well as with the 41% increase in our gross profit," reported Gail Montgomery, President and CEO of Nutrition 21, Inc. "We believe our ingredient sales are benefiting from our medical and consumer public relations outreach. In addition, our legal action against GNC has signaled our serious intent to monitor and defend our patents.

      Over the past few months we have signed two distribution agreements for the use of Chromax chromium picolinate in functional foods and supplements in Europe and Korea; an exclusive supply and licensing agreement with CNS, Inc. for the use of Chromax in fiber supplements; and an agreement with Dong Sung Pharmaceuticals to distribute Chromax and Diachrome as finished consumer products to the Korean healthcare market. Commencement of distribution under these international agreements is contingent on certain government approvals and other conditions. Several major US consumer product companies have already incorporated Chromax into niche products and we are in discussion with others for use in more prominent and broadly marketed brands.

      The August 2005 US. Food & Drug Administration (FDA) determination that chromium picolinate is safe for use in people with and at risk for type 2 diabetes should facilitate medical acceptance of our products. As further evidence is presented to suggest that low chromium status is associated with insulin resistance, we believe Chromax and Diachrome will play an increasingly important role in helping to manage the public health crisis associated with increasing incidence of type 2 diabetes," stated Montgomery.

      According to a recent report by the Centers for Disease Control and Prevention diabetes now affects nearly 21 million Americans, and another 1.5 million people aged 20 years or older are expected to be newly diagnosed with diabetes in 2005. Type 2 diabetes accounts for more than 90% of all diagnosed cases of diabetes and usually begins as insulin resistance; a disorder in which the cells of the body do not use insulin properly. Another 41 million people are estimated to be insulin resistant, and at risk of developing type 2 diabetes, heart disease and stroke.

      "The FDA ruling and our ongoing progress in establishing new distribution channels are important factors which should contribute to increased sales and improved gross margins as we move forward," concluded Ms. Montgomery.

About Nutrition 21
Nutrition 21 is a nutritional biosciences company and the maker of chromium-based supplements with health benefits substantiated by clinical research. The Company markets Chromax(R) chromium picolinate, which is the most-studied form of the essential mineral chromium. Nutrition 21 also developed Diachrome(R), which is available through diabetes educators or at www.diachrome.com. Nutrition 21 holds 36 patents for nutrition products and uses, 27 of which are for chromium compounds and their uses. More information is available at http://www.nutrition21.com. http://www.chromax.com and http://www.diachrome.com

Safe Harbor Provision:
This press release may contain certain forward-looking statements. The words "believe," "expect," "anticipate," "should," and other similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties, including without limitation: the effect of the expiration of patents; regulatory issues; uncertainty in the outcomes of clinical trials; changes in external market factors; changes in the Company's business or growth strategy or an inability to execute its strategy due to changes in its industry or the economy generally; the emergence of new or growing competitors; various other competitive factors; and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended June 30, 2005. Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this press release will in fact occur. Additionally, the Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.


CONTACT: Paul Intlekofer, 914-701-4507



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                               NUTRITION 21, INC.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)


                                                                   September    June
                                                                   30, 2005    30,2005
                                                                   -------     --------
ASSETS
Current Assets

         Cash, cash equivalents and short-term investments         $ 7,808     $ 8,675
         Restricted cash                                             1,243       1,225
         Accounts receivable, net                                    1,373         779
         Other receivables                                              89         279
         Inventories                                                   742         582
         Prepaid expense and other current assets                      637         390
                                                                   -------     --------
Total Current Assets                                                11,892      11,930

Property and equipment, net                                            208         249
Patents and other intangibles, net                                   6,601       7,013
Other assets                                                           538         488
                                                                   -------     --------
Total Assets                                                       $19,239     $19,680
                                                                   =======     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
 Current liabilities, accounts payable and accrued expenses        $ 4,153     $ 3,929
 6% Series I convertible preferred stock subject to  mandatory
 redemption                                                          5,515       5,234
                                                                   -------     --------
Total Liabilities                                                    9,668       9,253
Stockholders' Equity                                                 9,571      10,427
                                                                   -------     --------
Total Liabilities and Stockholders' Equity                         $19,239     $19,680
                                                                   =======     ========
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

                               NUTRITION 21, INC.
                      Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (unaudited)

                                                         Three Months Ended
                                                            September 30,
                                                         2005           2004
                                                       --------      ---------
Net Sales                                              $  3,550      $  2,670
Other Revenues                                               51            71
                                                       --------      ---------
Total Revenues                                            3,601         2,741

Cost of Goods Sold                                          601           610
                                                       --------      ---------
Gross Profit                                              3,000         2,131

Selling, General and Administrative Expense               2,796         2,159
Research and Development Expense                            408           609
Depreciation and Amortization                               561           584
                                                       --------      ---------
Operating Loss                                             (765)       (1,221)
Interest Expense, net                                       373             2
                                                       --------      ---------
Loss before income taxes                                 (1,138)       (1,223)
Income taxes                                               --               4
                                                       --------      ---------
Net (loss)                                             $ (1,138)     $ (1,227)
                                                       ========      =========
Basic and Diluted (loss) Per Common Share              $  (0.03)     $  (0.03)
                                                       ========      =========
Weighted Average Number of Common Shares-Basic and
Diluted                                                  38,230        37,992
                                                       ========      =========